EXHIBIT  11

                         TYLERSTONE VENTURES CORPORATION

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


     From the date of inception to November 30, 2004, the Company has 2,120,000 shares outstanding.


          Accumulated  loss  as  at  November  30,  2004               $ 128,089
                                                                         =======

          Loss  per  share                                             $  0.0604
                                                                        ========


     Since  November  30,  2004,  the  Company  has  issued  no  shares.